SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SLM Corporation

(Name of Registrant as Specified in its Charter)

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N E W S R E L E A S E
FOR IMMEDIATE RELEASE	Investor Contact:	Media Contact:
	Steve McGarry	Tom Joyce
	703/984-6746	703/984-5610
	Joe Fisher	Martha Holler
	703/984-5755	703/984-5178

SLM CORPORATION TO CANCEL SCHEDULED 2007 FIRST-QUARTER
EARNINGS CALL ON APRIL 24

RESTON, Va., April 18, 2007 - SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today announced that it will release its 2007 first-quarter earnings package prior to the opening of U.S. stock markets on Tuesday, April 24, 2007. Sallie Mae management will not be conducting the previously scheduled conference call for shareholders and analysts due to the recently announced acquisition of the company.

The company intends to continue to file detailed financial disclosures up to and after the closing of the recently announced agreement related to the acquisition of the company.

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IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company's security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, SLM Corporation, 12061 Bluemont Way, Reston, Va. 20190, telephone (703) 984-6746, or from the Company’s Web site, http://www.salliemae.com.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on April 9, 2007. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

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SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading provider of saving- and paying-for-college programs. The company manages $142 billion in education loans and serves nearly 10 million student and parent customers. Through its Upromise affiliates, the company also manages $15 billion in 529 college-savings plans, and assists 7.5 million members with automatic savings through rebates on everyday purchases. Sallie Mae and its subsidiaries offer debt management services as well as business and technical products to a range of business clients, including higher education institutions, student loan guarantors and state and federal agencies. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Sallie Mae    •    12061 Bluemont Way    •    Reston, Virginia 20190    •    www.salliemae.com